STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (the “Agreement”), is dated as of October 29, 2013 between San Lotus Holding Inc., a Nevada corporation having offices at 3F-B302C, No. 185, Kewang Road, Longtan Township, Taoyuan County, 325 Taiwan (the “Company”), and the individual purchasers whose names are set forth in the Schedule A hereunder (each a “Purchaser” and, collectively, the “Purchasers”).

RECITALS

A.          Purchasers were the sole shareholders of TBWTV Inc. owning an aggregate of 170,000 shares;

B.          On or about November 27, 2012, Purchasers on the one hand, and Kuan-Yu Chen and Chien-Yang Yu (collectively, the “Promisors”), on the other hand, entered into a certain Stock Purchase Agreement, whereby Purchasers agreed to sell their respective shares of TBWTV Inc. to the Promisors in exchange for 3,000,000 shares of the Company’s common stock at a purchase price of $0.10 per share (“Original Stock Purchase Agreement”);

C.          To complete delivery of the Company shares to Purchasers under the terms of the Original Stock Purchase Agreement, government regulations relating to transfer of non-registered shares require Purchasers to enter into this Agreement;

D.          In conjunction with this Agreement, Promisors have executed a Promissory Note in the amount of $3,000,000 Shares of San Lotus Holding Inc. payable to Purchasers, in the event the Company fails to deliver the Shares under the terms of this Agreement.

ARTICLE I

PURCHASE, SALE AND TERMS OF SHARES

1.1 The Shares. The Company agrees to issue and sell to Purchasers and, in consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Purchasers agree to purchase from the Company an aggregate of Three Million (3,000,000) shares (the “Shares”) of the Company’s common stock, par value $0.10 per share, (the “Common Stock”) at a per share purchase price which shall be $0.10 per share (the “Purchase Price”).  The specific number of Shares that each Purchaser will purchase is set forth in Schedule A attached hereto. Each Purchaser understands and agrees that the Company in its sole discretion reserves the right to accept or reject this subscription for the Shares, in whole or in part, prior to receipt by the Company of the Purchase Price, or any applicable portion thereof, as set forth in Article II hereafter.

1.2 Delivery of Share Certificates.   The Company will no later than October 31, 2013 cause the Share certificates to be delivered to each Purchaser.

1.3 Failure to Transfer Shares. The Agreement shall be null and void and of no effect in the event Company fails to deliver the Shares to each Purchaser on or before October 31, 2013.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF EACH PURCHASER

2.1. Representations by Each Purchaser.  Each Purchaser makes the following representations and warranties to the Company:

(a)          Purchaser acknowledges that the Shares have not been registered with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), nor have the Shares been registered or qualified for sale under the laws of any other jurisdiction (either within or outside of the United States).

(b)           Purchaser is acquiring the Shares for Purchaser’s own account and not for the account of others and for investment purposes only.

(c)          All subsequent offers and sales of the Shares by Purchaser shall be made in compliance with the Securities Act, pursuant to registration under the Securities Act or pursuant to an exemption from such registration.

(d)          Purchaser understands that the Shares are being offered and sold in reliance on specific exemptions from the registration requirements of U.S. federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements acknowledgments and understandings of Purchaser set forth in the Agreement in order to determine the applicability of such exemptions and the suitability of Purchaser to acquire the Shares.

(e)          Purchaser has adequate net worth and means of providing for his or her current needs and personal contingencies to sustain a complete loss of his or her investment in the Shares and has no need for liquidity in this investment.

(f)          The Company has made available to Purchaser, and Purchaser’s counsel and advisors, if any, the opportunity to ask questions of, and receive answers from, the Company and its representatives concerning the terms and conditions of an investment in the Shares, and has given Purchaser access to any requested information, documents, financial statements, books and records relative to the Company and an investment in the Shares.

(g)          If the Purchaser is a corporation, it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and if the Purchaser is a partnership or other organization, it is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

(h)           (i) If the Purchaser is a corporation, the execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action; (ii) if the Purchaser is a partnership or other organization, all governing documents necessary to enter into this Agreement and to consummate the transactions contemplated hereby, and all necessary consents and approvals required by the partnership agreement or other governing documents have been obtained; and (iii) for both corporations and partnerships, this Agreement constitutes a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally.

(i)           Purchaser is aware that investing in the Shares is speculative and involves a high degree of risk and that any right to transfer Shares in the Company is limited and restricted by law and this Agreement.

(j)          Purchaser has evaluated the risks of investing in the Shares and has substantial experience in making investment decisions of this type or is relying on his advisors or Purchase Representative, if applicable, in making this investment decision.

(k)          Purchaser understands that the shares subject to this Agreement will not be registered pursuant to a registration statement filed with the Securities and Exchange Commission and may only be sold pursuant to an exemption from registration under the Securities Act. As such, a legend will be placed on any certificate representing the Shares substantially as follows:

THIS SECURITY HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES OR BLUE SKY LAWS OF ANY STATE AND MAY BE OFFERED AND SOLD ONLY IF REGISTERED AND QUALIFIED PURSUANT TO THE RELEVANT PROVISIONS OF UNITED STATES FEDERAL AND STATE SECURITIES OR BLUE SKY LAWS OR IF AN EXEMPTION FROM SUCH REGISTRATION OR QUALIFICATION IS APPLICABLE.

(l)           Purchaser consents to the Company making a notation on its records or giving instructions to any transfer agent of the Company in order to implement the restrictions on transfer of the Shares.

The foregoing representations, warranties and covenants, and all other information which the Subscriber has provided to the Company concerning the Subscriber and the Subscriber's financial condition (or concerning the entity or organization which the subscriber represents and its financial condition), are true and accurate as of the date hereof.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants as follows:

3.1 Organization and Standing of the Company.  The Company is a duly organized and validly existing corporation in good standing under the laws of the State of Nevada and has all requisite corporate power and authority for the ownership and operation of its properties and for the carrying on of its business as now conducted and as now proposed to be conducted and to execute and deliver this Agreement and other instruments, agreements and documents contemplated herein (together with this Agreement, the “Transaction Documents”), to issue, sell and deliver the Shares and to perform its other obligations pursuant hereto.  The Company is duly licensed or qualified and in good standing as a foreign corporation authorized to do business in all jurisdictions wherein the character of the property owned or leased or the nature of the activities conducted by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a material adverse effect on the business, operations or financial condition of the Company.

3.2 Corporate Action.  The Transaction Documents have been duly authorized, executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.  The Shares have been duly authorized.  The issuance, sale and delivery of the Shares have been duly authorized by all required corporate action on the part of the Company.  The Shares, when issued and paid for in accordance with the Transaction Documents, will be validly issued, fully paid and nonassessable, with no personal liability attaching to the ownership thereof and will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company, except as expressly set forth in the Transaction Documents.

3.3 Governmental Approvals.  No authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the execution and delivery by the Company of this Agreement, for the offer, issue, sale, execution or delivery of the Shares, or for the performance by the Company of its obligations under the Transaction Documents except for any filings required by applicable securities laws.

3.4 Litigation. There is no litigation or governmental proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company affecting any of its properties or assets, nor, to the best knowledge of the Company, has there occurred any event or does there exist any condition on the basis of which any litigation, proceeding or investigation might properly be instituted.  The Company is not in default with respect to any order, writ, injunction, decree, ruling or decision of any court, commission, board or other government agency, which such default might have a material adverse effect on the business, assets, liabilities, operations, Intellectual Property Rights, (as defined hereinafter) management or financial condition of the Company.  There are no actions or proceedings pending or, to the Company’s knowledge, threatened (or any basis therefor known to the Company) against the Company which might result, either in any case or in the aggregate, in any material adverse change in the business, operations, Intellectual Property Rights, affairs or financial condition of the Company or in any of its properties or assets, or which might call into question the validity of any of the Transaction Documents, any of the Shares, or any action taken or to be taken pursuant hereto or thereto.

3.5 Compliance with Other Instruments.  The Company is in compliance in all respects with its Certificate of Incorporation and Bylaws, each as amended and/or restated to date, and in all respects with the material terms and provisions of all mortgages, indentures, leases, agreements and other instruments by which it is bound or to which it or any of its properties or assets are subject.  The Company is in compliance in all material respects with all judgments, decrees, governmental orders, laws, statutes, rules or regulations by which it is bound or to which it or any of its properties or assets are subject.  Neither the execution and delivery of the Transaction Documents nor the issuance of the Shares, nor the consummation or performance of any transaction contemplated hereby or thereby, has constituted or resulted in or will constitute or result in a default or violation of, create a conflict with, trigger any “change of control” or other right of any person under, or require any consent, waiver, release or approval under or with respect to, any term or provision of any of the foregoing documents, instruments, judgments, agreements, decrees, orders, statutes, rules and regulations.

3.6 Disclosure.  There is no fact within the knowledge of the Company or any of its executive officers which has not been disclosed herein or in writing by them to each Purchaser and which materially adversely affects, or in the future in their opinion may, insofar as they can now foresee, materially adversely affect the business, operations, properties, Intellectual Property Rights, assets or condition, financial or other, of the Company.  Without limiting the foregoing, the Company has no knowledge that there exists, or there is pending or planned, any patent, invention, device, application or principle or any statute, rule, law, regulation, standard or code which would materially adversely affect the business, operations, Intellectual Property Rights, affairs or financial condition of the Company.

3.7 Brokers or Finders.  No person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or valid claim against or upon each Purchaser for any commission, fee or other compensation as a finder or broker because of any act or omission by the Company or its respective agents.

3.8 Refusal of Registration.  The parties hereby acknowledge and agree that the Company shall be required, as a term of this contract, to refuse to register any transfer of the Shares not made in accordance with Rule 144 of the Securities Act, or pursuant to Registration, or another exemption from registration under the Securities Act.

ARTICLE IV

MISCELLANEOUS

4.1 Waiver; Cumulative Remedies.  No failure or delay on the part of any party to this Agreement in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

4.2 Amendments; Waivers and Consents.  Any provision in the Agreement to the contrary notwithstanding, and except as hereinafter provided, changes in, termination or amendments of or additions to this Agreement may be made, and compliance with any covenant or provision set forth herein may be omitted or waived, if either Party shall obtain consent thereto in writing from the other Party.  Any waiver or consent may be given subject to satisfaction of conditions stated therein and any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

4.3 Addresses for Notices.  Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or delivered against receipt to Company and/or to each Purchaser.  Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party’s address which shall be deemed given at the time of receipt thereof.

4.4 Costs; Expenses and Taxes.   Upon execution of this Agreement and with each delivery of the Purchase Price as set forth in 1.3, the Company shall pay no monies in the aggregate, to cover fees and disbursements of counsel to each Purchaser incurred in connection with the negotiation, drafting and completion of the Transaction Documents and all related matters. The Company shall pay any and all stamp, or other similar taxes payable or determined to be payable in connection with the execution and delivery of this Agreement, the issuance of any securities and the other instruments and documents to be delivered hereunder or thereunder, and agrees to save each Purchaser harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

4.5 Effectiveness; Binding Effect; Assignment.  This Agreement shall be binding upon and inure to the benefit of the Company, each Purchaser and the respective successors and assigns.

4.6 Survival of Representations and Warranties.  All representations and warranties made in the Transaction Documents, the Shares, or any other instrument or document delivered in connection herewith or therewith, shall survive the execution and delivery hereof or thereof.

4.7 Severability.  The provisions of the Transaction Documents are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of a provision contained therein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of such Transaction Document and the terms of the Shares shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of a provision, had never been contained herein, and such provisions or part reformed so that it would be valid, legal and enforceable to the maximum extent possible.

4.8 Governing Law; Jurisdiction.

(a) This Agreement shall be enforced, governed and construed in accordance with the laws of the State of California without giving effect to choice of laws principles or conflict of laws provisions. Any suit, action or proceeding pertaining to this Agreement or any transaction relating hereto shall be brought in the State of California and the undersigned hereby irrevocably consents and submits to the jurisdiction of such courts for the purpose of any such suit, action, or proceeding.

(b) Each Purchaser hereby waives, and agrees not to assert against the Company, or any successor assignee thereof, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, (i) any claim that each Purchaser is not personally subject to the jurisdiction of the above-named courts, and (ii) to the extent permitted by applicable law, any claim that such suit, action or proceeding is brought in an inconvenient forum or that the venue of any such suit, action or proceeding is improper or that this Agreement may not be enforced in or by such courts.

4.9 Headings.  Article, section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

4.10 Counterparts.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

4.11 Further Assurances.  From and after the date of this Agreement, upon the request of each Purchaser or the Company, the Company and each Purchaser shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of the Transaction Documents and the Shares.

-Signature Page to Follow-

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

COMPANY

San Lotus Holding Inc.

By:	/s/ Chen Li Hsing
Name: Chen Li Hsing
Title: President

PURCHASERS

/s/ Tiffany Su Ting Liu	/s/ Kuang Ming Ho
Name: Liu, Tiffany Su Ting	Name: Ho, Kuang Ming
Address: 1435 S. Budlong Ave,	Address: 1435 S. Budlong Ave,
Gardena, CA 90247	Gardena, CA 90247
ID No.:	ID No.:
Shares Purchased: 882,353	Shares Purchased: 352,942

/s/ Chi Ping Wong	/s/ Chel Chan Wong
Name: Wong, Chi Ping	Name: Wong, Chel Chan
Address: 2420 Willowbrook Dr,	Address: 2420 Willowbrook Dr,
Matthews, NC 28104	Matthews, NC 28104
ID No.:	ID No.:
Shares Purchased: 176,470	Shares Purchased: 176,470

/s/ An York Lee	/s/ Tseng Shih-Tao
Name: Lee, An York	Name: Tseng, Shih-Tao
Address: 20524 Gernside Dr,	Address: 7 F, No. 49, Lane 160, JianCheng Rd,
Walnut, CA 91789	Shijr City, Taipei 221, Taiwan, (R.O.C.)
ID No.:	ID No.:
Shares Purchased: 88,235	Shares Purchased: 64,690

/s/ Tseng Shih-Chun	/s/ Jerry Hsu Chang
Name: Sonic Investment Holding Inc.	Name: Chang, Jerry Hsu
Representative: Tseng, Shih-Chun	Address: 1435 S. Budlong Ave,
Address: 7 F, No. 49, Lane 160, JianCheng Rd,	Gardena, CA 90247
Shijr City, Taipei 221, Taiwan, (R.O.C.)
ID No.:	ID No.:
Shares Purchased: 200,016	Shares Purchased: 1,058,824

Schedule A

List of Investors and Holdings

Purchaser	Amount of Shares	Purchase Amount (USD)

Liu, Tiffany Su Ting	882,353	$88,353.30

Ho, Kuang Ming	352,942	$35,294.20

Wong, Chi Ping	176,470	$17,647.00

Wong, Chel Chan	176,470	$17,647.00

Lee, An York	88,235	$8,823.50

Tseng, Shih-Tao	64,690	$6,469.00

Sonic Investment Holding Inc.	200,016	$20,001.60

Chang, Jerry Hsu	1,058,824	$105,882.40

Total:	3,000,000	$300,000.00